NSAR ITEM 77O
VK Trust for Ohio Quality Municipal Trust
10f-3 Transactions


Underwriting #   Underwriting    Purchased   Amount of    % of      Date of
                                 From          shares  underwriting Purchase

    1           Puerto Rico 	   Goldman     2,000       0.16       5/25/01
                G.O.		   Sachs


Underwriting Participants:

Underwriting #1
Goldman Sachs
Salomon Smith Barney
Merrill Lynch
Bear Stearns
JP Morgan Securities
Lehman Brothers
Morgan Stanley Dean Witter
Ramirez & Co.,Inc.
UBS PaineWebber, Inc.